EXHIBIT 23

                        CONSENT OF KPMG PEAT MARWICK LLP









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                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Magna Bancorp, Inc.

We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-50302, 33-50304 and 333-3308) of our report dated August 29, 1997, relating to the consolidated financial statements of Magna Bancorp, Inc. and subsidiaries as of June 30, 1997 and 1996 and for each of the years in the three-year period ended June 30, 1997, which report appears in the Annual Report on Form 10-K of Magna Bancorp, Inc. for the fiscal year ended June 30, 1997. Our report refers to a change in the method of accounting for mortgage servicing rights in 1996.


                                                       /s/ KPMG PEAT MARWICK LLP
                                                       -------------------------
Jackson, Mississippi                                   KPMG PEAT MARWICK LLP
September 25, 1997